EXHIBIT 10.114


                UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE


     FOR VALUE RECEIVED and for the purpose of inducing THE HUNTINGTON NATIONAL BANK, a national banking association, having an office at 41 South High Street, Columbus, Ohio 43215 ("Huntington"), to make a loan in the amount of Six Million And 00/100 Dollars ($6,000,000.00) to EM COLUMBUS, LLC, a Delaware limited liability company, having an office at 150 E. Gay Street, Columbus, Ohio 43215, ("Borrower"), in which the undersigned owns a beneficial interest and from which the undersigned expects to derive direct monetary benefit, the undersigned Glimcher Properties Limited Partnership, a Delaware limited partnership ("Guarantor"), whose social security number or tax identification number is 31-1390925, agrees for the benefit of Huntington as follows:

     1. Guarantor unconditionally and absolutely guarantees to Huntington the full and prompt payment, whether at stated or accelerated maturity or otherwise, of any and all principal, interest, damages, losses, costs, charges, expenses and liabilities, whether fixed or contingent (collectively the "Indebtedness") and the complete, faithful and punctual performance of any and all other obligations (collectively the "Obligations") of Borrower to Huntington under the terms and conditions of (a) a Loan Commitment Letter dated December 22, 2003, by and between Borrower and Huntington (the "Commitment Letter") pertaining to such loan; (b) the Note, of even date herewith, made by Borrower to Huntington, in the principal amount of Six Million And 00/100 Dollars ($6,000,000.00). and any and all renewals, amendments, modifications, reductions and extensions thereof and substitutions therefor (collectively the "Note") evidencing such loan; (c) the Open-End Mortgage, Assignment of Rents and Security Agreement, of even date herewith, granted by Borrower to Huntington (the "Mortgage") securing such loan; and (d) any other instrument, document, certificate or affidavit heretofore, now or hereafter given by Borrower evidencing or securing all or any part of the foregoing (the same, together with the Commitment Letter, the Note and the Mortgage, collectively the "Loan Documents").

     2. Guarantor agrees that, if any of the Indebtedness shall not be paid or any of the Obligations shall not be performed by Borrower in accordance with the terms and conditions of the Loan Documents, Guarantor shall immediately so pay such Indebtedness and so perform such Obligations and the same shall become the direct and primary indebtedness and obligation of Guarantor. Guarantor shall be liable for the payment of the Indebtedness and the performance of the Obligations as fully and to the same effect as if Guarantor was the maker or principal obligor under the Loan Documents.

     3. The liability of Guarantor under this Unconditional Guaranty of Payment and Performance (the "Guaranty") is independent of the Indebtedness and Obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor regardless of whether any action is brought against Borrower or whether Borrower be joined in any such action or actions. There shall be no duty or obligation of Huntington to exhaust any remedy in law or in equity against Borrower or any security before bringing suit or instituting proceedings of any kind against Guarantor.


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     4. The liability of Guarantor hereunder is joint and several with all others guaranteeing payment of the Indebtedness and performance of the Obligations (the "Other Guarantors"), and Guarantor may be sued without first, contemporaneously or subsequently, suing any or all of the Other Guarantors. Further, Huntington may compromise with any or all of the Other Guarantors for less than all of the liability of Guarantor hereunder and release any or all of the Other Guarantors from all further liability, without impairing the right of Huntington to enforce the liability hereunder of Guarantor.

     5. Guarantor represents that, at the time of the execution and delivery of this Guaranty, nothing exists to impair the liability of Guarantor hereunder or the immediate effectiveness of this Guaranty.

     6. The liability of Guarantor hereunder shall continue until full payment of the Indebtedness and full performance of the Obligations, it being the intention hereof that Guarantor shall remain liable for the payment of the Indebtedness and for the performance of the Obligations notwithstanding any act, omission or event which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, the liability of Guarantor hereunder shall not be affected or impaired on account of the following events:

     (a) any execution of any guaranty by any of the Other Guarantors, whether now or hereafter, or any invalidity or unenforceability of any such guaranty;

     (b) any impairment, modification, release, discharge or limitation of liability of Borrower or any of the Other Guarantors, or any stay of lien enforcement proceedings against any of the same or their respective property, resulting from any receivership, insolvency, bankruptcy, dissolution, merger, reorganization or other similar proceeding under any present or future provision of the United States Bankruptcy Code or any other similar federal or state law or under the decision of any court;

     (c) any voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower;

     (d) any determination that Borrower is not liable for the payment of the Indebtedness or the performance of the Obligations because the act creating the Indebtedness or Obligations is ultra vires, because the officers or persons creating the Indebtedness or Obligations acted in excess of their authority, because of any exculpatory provision in the Loan Documents, because of any federal or state law or decision of any court, because of any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Loan Documents, or otherwise; or


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     (e) any failure of Huntington to accelerate the maturity of the
     Indebtedness or the Obligations upon default thereon, to preserve the liability of any person for payment of the Indebtedness or performance of the Obligations, to take security therefor, to perfect its interest in any security taken or to exercise or enforce, by legal proceedings or otherwise, its rights against Borrower, any other person or any security taken;

whether or not Guarantor shall have any notice or knowledge of any of the foregoing. Further, no delay in exercising any right, power or privilege under this Guaranty or the Loan Documents shall operate as a waiver of such right, power or privilege.

     7. Guarantor authorizes Huntington to deal in any manner with the Indebtedness and the Obligations and with the security of every kind and character given to secure the payment and performance thereof, provided that the principal portion of the Indebtedness shall not be increased above the amount aforesaid without the written consent of Guarantor, and consents to each action or omission of Huntington pursuant to such authority. Without limiting the generality of the foregoing, Guarantor authorizes Huntington, from time to time and whether one or more times, to amend, modify or supplement any or all of the Loan Documents; accept one or more replacement promissory notes; extend the time of payment or maturity of or renew the Indebtedness or the Obligations; waive or compromise any term or condition contained in the Loan Documents or any right, remedy or power thereunder, including without limitation, any condition precedent to loan advances or any right with respect to requiring additional security; accept additional or replacement security; or release or surrender security.

     8. The liability of Guarantor hereunder and the rights of Huntington hereunder shall be reinstated and revived with respect to any amount at any time paid against the Indebtedness that thereafter is required to be restored or returned by Huntington as a result of insolvency, bankruptcy, reorganization or other similar proceedings affecting Borrower, Guarantor, any of the Other Guarantors or any other person, or any of the assets of the same, or as a result of any other fact or circumstance, all as though such amount had not been paid.

     9. Guarantor waives:

     (a) notice of acceptance of this Guaranty by Huntington, of loan advances by Huntington and of presentment for payment, nonpayment or dishonor or protest of any of the Indebtedness, or any of the indebtedness of any person or entity pledged to Huntington as security for the Indebtedness or the Obligations;

     (b) any and all defenses, offsets and counterclaims of Borrower to liability under the Loan Documents or of Guarantor under this Guaranty, whether now existing or hereafter arising, it being understood and agreed that the guarantee of Guarantor hereunder is absolute and unconditional under any and all circumstances;

     (c) any duty on the part of Huntington to disclose to Guarantor any fact or facts it may now or hereafter know about Borrower, regardless of whether Huntington has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and remaining informed of the financial condition of Borrower and of all circumstances bearing on the risk of nonpayment of the Indebtedness or nonperformance of the Obligations; and


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     (d) until the Indebtedness has been repaid and the Obligations have been performed, any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim, including without limitation, any claim, as that term is defined in the United States Bankruptcy Code and any amendments, which Guarantor may now have or later acquire against Borrower, against any other entity directly or contingently liable for the payment of the Indebtedness or performance of the Obligations or against the security for the Indebtedness or the Obligations, arising from the existence or payment of the Indebtedness or existence or performance of the Obligations under this Guaranty.

     10. Whether or not due Huntington from Borrower, Guarantor agrees to pay to Huntington all damages, losses, costs, charges, expenses and liabilities of every kind, nature and description suffered or incurred by Huntington, including without limitation reasonable attorneys' fees, arising in any manner out of, growing out of or connected in any way with the enforcement of the Loan Documents or the protection of any security created thereby, including the priority thereof, or the enforcement of this Guaranty.

     11. Guarantor subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to the Indebtedness and agrees that Guarantor shall not claim any offset or other reduction of Guarantor's liability hereunder because of any such indebtedness and that, until the Indebtedness has been repaid and the Obligations have been performed, Guarantor shall not demand or accept any payment of principal or interest from Borrower and shall not take any action to obtain any of the security for the Indebtedness or the Obligations.

     12. Guarantor warrants and represents to Huntington that all financial statements heretofore delivered by Guarantor to Huntington are true and correct and that there have been no material, adverse changes as of the date hereof. Guarantor shall deliver to Huntington then current balance sheets, income and expense statements and such other financial information as Huntington may require, within ninety (90) days after the end of each fiscal year of Guarantor and when otherwise requested by Huntington, and tax returns, within thirty (30) days after the last date that the same can be filed without imposition of a penalty for late filing. All financial statements shall be prepared in accordance with generally accepted accounting principles or otherwise in form acceptable to Huntington. Huntington reserves the right to require not more often than annually audited or certified financial information by a certified public accountant acceptable to Huntington.

     13. Guarantor shall not transfer assets to others that would constitute fraudulent transfers under Ohio law or under the United States Bankruptcy Code, or in other than the ordinary course of business, without Huntington's prior written consent.


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     14. Nothing herein contained, nor contained in any of the other Loan
Documents, shall be construed or so operate as to require Guarantor to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by Guarantor result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is waived by Huntington, and all such excess shall be automatically credited against and in reduction of the principal sum, and any portion of said excess which exceeds the principal sum shall be paid by Huntington to Guarantor, it being the intent of the parties hereto that under no circumstances shall Guarantor be required to pay interest in excess of the highest rate permissible under applicable law. All interest paid or agreed to be paid to Huntington shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the Indebtedness, including the period of any renewal or extensions thereof, so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. Notwithstanding anything to the contrary herein contained, in the event that the interest rate to be charged hereunder ever exceeds the highest rate permissible under applicable law, thereby causing the interest accruing to be limited to such rate, then any subsequent reduction in the interest rate to which Guarantor would otherwise be entitled shall be held in abeyance until the total amount of interest accrued equals the amount of interest which would have accrued had the interest rate not been limited to the highest rate permissible under applicable law.

     15. Any notice required or permitted to be given hereunder shall be in writing. If mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, then such notice shall be effective upon its deposit in the mails. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of Guarantor and Huntington shall be as set forth below; provided however, that either party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' written notice to the other party.

     If to Guarantor:     Glimcher Properties Limited Partnership
                          150 East Gay Street
                          Columbus, Ohio  43215

     If to Huntington:    The Huntington National Bank
                          Commercial Real Estate Group
                          41 South High Street
                          Columbus, Ohio 43215
                          Attention: Bonnie Birath

     16. All rights and remedies of Huntington are cumulative and not alternative. If any provision or any part of any provision contained in this Guaranty shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or remaining part of the affected provision of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, and the remaining provisions of this Guaranty shall remain in full force and effect.


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     17. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by Huntington or its endorsees, transferees, successors and assigns, and shall be binding upon and enforceable against Guarantor and Guarantor's legal representatives, heirs, successors and assigns. This Guaranty may be assigned by Huntington in whole or in part.

     18. This Guaranty is executed and delivered by Guarantor at Columbus, Franklin County, Ohio and is to be governed by and construed in accordance with the laws of the State of Ohio. Guarantor consents to, and by execution of this Guaranty submits to, the personal jurisdiction of the Court of Common Pleas of Franklin County, Ohio and the United States District Court sitting in Columbus, Ohio for the purposes of any judicial proceedings which are instituted for the enforcement of this Guaranty. Guarantor agrees that venue is proper in either of said courts.

     19. This is the entire agreement and there are no other oral or written agreements and no understandings affecting the terms hereof. This Guaranty may be modified only by subsequent written agreement executed by Guarantor and Huntington.

     20. This Guaranty is a "contract of indebtedness" pursuant to Section 1301.21, O.R.C. The loan guaranteed by this Guaranty is a business loan and is not incurred for purposes that are primarily "personal, family or household", as defined in Section 1301.21, O.R.C.

     21. Guarantor authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this Guaranty or the payment of the Indebtedness or the performance of the Obligations becomes due, whether at stated maturity, accelerated maturity or otherwise, to waive the issuing and service of process and to confess judgment against Guarantor in favor of Huntington for the amount due, together with interest, expenses, the costs of suit and reasonable attorneys fees, and thereupon to release and waive all errors, rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable attorneys fees shall be due, by filing an original or a photostatic copy of this Guaranty.

     HUNTINGTON, BY ACCEPTANCE OF THIS GUARANTY, AND GUARANTOR HEREBY MUTUALLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE FOR THE BENEFIT OF THE OTHER ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THIS GUARANTY OR THE LOAN DOCUMENTS, THE TRANSACTIONS RELATED THERETO OR THE RELATIONSHIP ESTABLISHED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO HUNTINGTON AND GUARANTOR TO ENTER INTO THIS TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY HUNTINGTON'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS GUARANTY OR THE LOAN DOCUMENTS.


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     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the ______ day of ________________, 2005.


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WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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                                        Glimcher Properties Limited Partnership,
                                        a Delaware limited partnership

                                        By:  Glimcher Properties Corporation
                                        Its General Partner



                                        By:____________________________________
                                           George A. Schmidt
                                           Executive Vice President



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